FOR IMMEDIATE RELEASE

Lear Contacts:
Marianne Vidershain
(248) 447-5541

Tim Brumbaugh
(248) 447-1329

Lear Reports Third Quarter 2025 Results

SOUTHFIELD, Mich., October 31, 2025 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2025.

Third Quarter 2025 Highlights
•Delivered revenue of $5.7 billion in the third quarter, an increase of 2%, compared to $5.6 billion in the third quarter of 2024
•Net income of $108 million and adjusted net income of $150 million, compared to $136 million and $163 million, respectively, in the third quarter of 2024
•Core operating earnings of $241 million, compared to $257 million in the third quarter of 2024
•Earnings per share of $2.02 and adjusted earnings per share of $2.79, compared to $2.41 and $2.89, respectively, in the third quarter of 2024
•Net cash provided by operating activities of $444 million and free cash flow of $307 million, compared to $183 million and $51 million, respectively, in the third quarter of 2024
•Cash and cash equivalents of $1.0 billion and total liquidity of $3.0 billion at quarter end
•Delivered positive operating performance in both segments, generating ≈50 basis points in Seating and ≈95 basis points in E-Systems
•Generated the second-highest third-quarter operating cash flow in Lear’s history
•Increased the midpoint of our full-year free cash flow outlook – on track to approach 80% conversion target
•Repurchased $100 million of shares and paid $41 million in dividends
•Launched the Lear fellowship program with Palantir, the first of its kind, to accelerate Lear’s digital and AI capabilities
•Secured ≈$1.1 billion of E-Systems business awards year-to-date
•Awarded several complete seat programs including with key Chinese domestic automakers BAIC, Dongfeng, Leapmotor, SAIC and Seres
•Awarded four new ComfortFlexTM programs including a conquest award with Hyundai and awards with BMW, Leapmotor and Seres
•Obtained operating control of a joint venture in China, which supports several Seres vehicles
(more)

•Awarded eight wire programs, including with key Chinese domestic automakers such as the Dongfeng Group
•Achieved seven top-four finishes in the J.D. Power 2025 U.S. Seat Quality and Satisfaction StudySM — more than any other seating competitor for the third consecutive year
•Customer recognition by Ferrari with their highly coveted Fearless Organization award and Nissan with the 2025 Global Quality Award in Interior, Exterior, and Climate
•Released 2024 Sustainability Report, highlighting progress on IDEA by Lear, environmental stewardship, social responsibility and governance

“Lear continued its solid momentum in the third quarter, delivering one of the highest third quarter operating cash flows in our history and solid operating performance across both business segments despite disruptions at key customers,” said Ray Scott, Lear’s President and CEO. “Based on the strength of these results, we are increasing the midpoint of our full-year free cash flow outlook and but for the significant lost production at a key customer, we would have further raised the midpoint of our full-year revenue and increased our full-year operating income outlook. Our strategic investments in automation, digital tools and restructuring are driving operational excellence and positioning us for sustainable margin improvement. These actions, combined with our disciplined capital allocation, enable us to repurchase shares and maintain our dividend while advancing our leadership in innovation and quality.”

Third Quarter Financial Results
(in millions, except per share amounts)

	2025	2024
Reported
Sales	$5,679.8	$5,584.4
Net income	$108.2	$135.8
Earnings per share	$2.02	$2.41

Adjusted(1)
Core operating earnings	$241.1	$256.6
Adjusted net income	$149.8	$162.8
Adjusted earnings per share	$2.79	$2.89

In the third quarter, global vehicle production was up 4% compared to a year ago, with North America up 5%, Europe up 1% and China up 10%. Global vehicle production was up 4% on a Lear sales-weighted basis(2).

Sales in the third quarter were $5.7 billion, up 2% year-over-year. Excluding the impact of commodities, foreign exchange, tariff recoveries, and acquisitions and divestitures, sales were down 1%, reflecting lower production on key Lear platforms and the winddown of our non-core products, partially offset by the addition of new business in both of our business segments.

Core operating earnings were $241 million, or 4.2% of sales, as compared to $257 million, or 4.6% of sales, in 2024. Earnings were impacted by lower production on key Lear platforms, offset by positive operating performance and the addition of new business.

In the Seating segment, margins and adjusted margins were 5.6% and 6.1% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 2.9% and 4.2% of sales, respectively.

Net income was $108 million, as compared to $136 million in 2024. Adjusted net income was $150 million, as compared to $163 million in 2024.

Earnings per share were $2.02 and adjusted earnings per share were $2.79, as compared to $2.41 and $2.89, respectively, a year ago.

In the third quarter of 2025, net cash from operating activities was $444 million, and free cash flow(1) was $307 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on S&P Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and third quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the third quarter of 2025, Lear repurchased 968,884 shares of our common stock for a total of $100 million. At the end of the third quarter, we had a remaining share repurchase authorization of approximately $0.9 billion, which reflects approximately 17% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 60.6 million shares of our common stock for a total of $5.7 billion at an average price of $94.68 per share. This represents a reduction of approximately 58% of our shares outstanding since the time we began the program.

2025 Financial Outlook
Our 2025 financial outlook is summarized below.

Our outlook excludes any future impact of potential changes to tariffs or Company and industry-wide production disruptions due to supplier export constraints

Full Year 2025 Financial Outlook
Net Sales	$22,850 million - $23,150 million
Core Operating Earnings	$995 million - $1,055 million
Adjusted EBITDA	$1,605 million - $1,665 million
Restructuring Costs	≈$235 million
Operating Cash Flow	$1,035 million - $1,085 million
Capital Spending	≈$560 million
Free Cash Flow	$475 million - $525 million

The financial outlook is based on a full year average exchange rate of $1.13/Euro and 7.21 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2025 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s third quarter 2025 financial results and related matters on October 31, 2025, at 9:00 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 4394275. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on certain disposals of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts”, “targets” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the quarters ended March 29, 2025 and June 28, 2025, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of, and our ability to mitigate the effects of, U.S. or foreign policies regarding trade, including tariffs and export restrictions and any changes to tariffs or export restrictions, any resulting volume reductions or changes in vehicle production schedules by our customers, the duration and scope of the government shutdown and any other industry disruptions, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s core sales backlog. The Company’s core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear Corporation (NYSE: LEA) is a global automotive leader in Seating and E-Systems. The company designs, manufactures, and delivers advanced technologies to the world’s major automakers. Building on more than 100 years of heritage, Lear is the largest U.S.-based automotive supplier, headquartered in Southfield, Michigan. Driven by a commitment to innovation, operational excellence, and sustainability, Lear’s global team of talented employees is shaping the future of mobility by developing solutions that enhance comfort, safety, and efficiency. More information is available at Lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 27, 2025	September 28, 2024
Net sales	$5,679.8	$5,584.4

Cost of sales	5,316.1	5,179.1
Selling, general and administrative expenses	166.4	174.1
Amortization of intangible assets	4.8	10.7
Interest expense	24.6	26.5
Other expense, net	8.5	3.4

Consolidated income before income taxes and equity in net income of affiliates	159.4	190.6
Income taxes	45.1	47.1
Equity in net income of affiliates	(12.1)	(12.5)

Consolidated net income	126.4	156.0
Net income attributable to noncontrolling interests	18.2	20.2

Net income attributable to Lear	$108.2	$135.8

Diluted net income per share attributable to Lear	$2.02	$2.41

Weighted average number of diluted shares outstanding	53.7	56.4

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Net sales	$17,270.5	$17,591.4

Cost of sales	16,108.5	16,339.2
Selling, general and administrative expenses	525.1	535.9
Amortization of intangible assets	14.7	38.5
Interest expense	75.8	79.5
Other expense, net	34.1	24.3

Consolidated income before income taxes and equity in net income of affiliates	512.3	574.0
Income taxes	131.9	133.8
Equity in net income of affiliates	(40.4)	(37.1)

Consolidated net income	420.8	477.3
Net income attributable to noncontrolling interests	66.7	58.8

Net income attributable to Lear	$354.1	$418.5

Diluted net income per share available to Lear common stockholders	$6.56	$7.33

Weighted average number of diluted shares outstanding	54.0	57.1

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 27, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,009.6	$1,052.9
Accounts receivable	4,222.4	3,589.3
Inventories	1,762.8	1,601.1
Other	1,038.3	940.8
	8,033.1	7,184.1
Long-Term:
PP&E, net	2,896.2	2,833.4
Goodwill	1,761.8	1,699.2
Other	2,466.6	2,310.8
	7,124.6	6,843.4

Total Assets	$15,157.7	$14,027.5

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$27.3	$26.7
Accounts payable and drafts	3,619.1	3,250.5
Accrued liabilities	2,299.5	2,167.6
Current portion of long-term debt	3.7	2.2
	5,949.6	5,447.0
Long-Term:
Long-term debt	2,759.7	2,733.3
Other	1,205.9	1,246.2
	3,965.6	3,979.5

Equity	5,242.5	4,601.0

Total Liabilities and Equity	$15,157.7	$14,027.5

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 27, 2025	September 28, 2024
Net Sales
North America	$2,581.0	$2,403.4
Europe and Africa	1,765.5	1,892.5
Asia	1,082.8	1,055.0
South America	250.5	233.5
Total	$5,679.8	$5,584.4

Content per Vehicle [1]
North America	$664	$648
Europe and Africa	$465	$492

Free Cash Flow [2]
Net cash used in operating activities	$444.4	$182.7
Capital expenditures	(137.4)	(132.2)
Free cash flow	$307.0	$50.5

Estimated Impact of JLR Cyberattack
Sales	$(111)	$—
Core operating earnings	(31)	—

Core Operating Earnings [2]
Net income attributable to Lear	$108.2	$135.8
Interest expense	24.6	26.5
Other expense, net	8.5	3.4
Income taxes	45.1	47.1
Equity in net income of affiliates	(12.1)	(12.5)
Net income attributable to noncontrolling interests	18.2	20.2
Restructuring costs and other special items -
Costs related to restructuring actions	40.7	27.8
Disposal costs	0.1	—
Costs related to CrowdStrike Holdings, Inc.	—	3.7
Recoveries related to Fisker Inc., net of costs	(0.1)	—
Impairments (recoveries) related to Russian operations, net	0.1	(2.6)
Other	7.8	7.2
Core operating earnings	$241.1	$256.6

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 27, 2025	September 28, 2024
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$108.2	$135.8
Restructuring costs and other special items -
Costs related to restructuring actions	39.4	25.6
Gain on disposal of non-core business	(0.6)	—
Disposal costs	0.1	—
Debt refinancing	0.3	—
Costs related to CrowdStrike Holdings, Inc.	—	3.7
Recoveries related to Fisker Inc., net of costs	(0.1)	—
Impairments (recoveries) related to Russian operations, net	0.1	(2.6)
Foreign exchange gains due to foreign exchange rate volatility related to Russia	(0.9)	(1.5)
Other	5.4	6.4
Tax impact of special items and other net tax adjustments [3]	(2.1)	(4.6)
Adjusted net income	$149.8	$162.8

Weighted average number of diluted shares outstanding	53.7	56.4

Diluted net income per share available to Lear	$2.02	$2.41

Adjusted earnings per share	$2.79	$2.89

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Net Sales
North America	$7,349.1	$7,431.8
Europe and Africa	5,990.8	6,317.9
Asia	3,299.0	3,189.1
South America	631.6	652.6
Total	$17,270.5	$17,591.4

Content per Vehicle [1]
North America	$636	$631
Europe and Africa	$469	$479

Free Cash Flow [2]
Net cash provided by operating activities	$612.9	$439.3
Capital expenditures	(366.8)	(366.6)
Free cash flow	$246.1	$72.7

Estimated Impact of JLR Cyberattack
Sales	$(111)	$—
Core operating earnings	(31)	—

Core Operating Earnings [2]
Net income attributable to Lear	$354.1	$418.5
Interest expense	75.8	79.5
Other expense, net	34.1	24.3
Income taxes	131.9	133.8
Equity in net income of affiliates	(40.4)	(37.1)
Net income attributable to noncontrolling interests	66.7	58.8
Restructuring costs and other special items -
Costs related to restructuring actions	162.0	115.8
Acquisition costs	0.1	0.5
Disposal costs	0.7	—
Costs related to CrowdStrike Holdings, Inc.	—	3.7
Impairments (recoveries) related to Fisker Inc., net	(1.0)	14.8
Recoveries related to Russian operations, net of costs	(1.4)	(1.5)
Other	20.7	27.3
Core operating earnings	$803.3	$838.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$354.1	$418.5
Restructuring costs and other special items -
Costs related to restructuring actions	159.2	112.0
Acquisition costs	0.1	0.5
Loss on disposal of non-core business	2.7	—
Disposal costs	0.7	—
Debt refinancing	0.8	—
Costs related to CrowdStrike Holdings, Inc.	—	3.7
Impairments (recoveries) related to Fisker Inc., net	(1.0)	14.8
Recoveries related to Russian operations, net of costs	(1.4)	(1.5)
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	2.0	(0.5)
Loss related to affiliate	—	2.2
Other	16.0	29.8
Tax impact of special items and other net tax adjustments [3]	(26.3)	(27.7)
Adjusted net income attributable to Lear	$506.9	$551.8

Weighted average number of diluted shares outstanding	54.0	57.1

Diluted net income per share available to Lear common stockholders	$6.56	$7.33

Adjusted earnings per share	$9.39	$9.67

Diluted Shares Outstanding at End of Period [4]	53,019,772	55,151,664

[1] Content per Vehicle for 2024 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	September 27, 2025	September 28, 2024
Adjusted Segment Earnings

Seating
Net sales	$4,249.6	$4,111.8

Segment earnings	$237.6	$242.4
Restructuring costs and other special items -
Costs related to restructuring actions	22.3	17.0
Costs related to CrowdStrike Holdings, Inc.	—	3.1
Impairments (recoveries) related to Russian operations, net	0.1	(2.6)
Other	1.0	1.6
Adjusted segment earnings	$261.0	$261.5

Segment margins	5.6%	5.9%

Adjusted segment margins	6.1%	6.4%

E-Systems
Net sales	$1,430.2	$1,472.6

Segment earnings	$41.0	$65.3
Restructuring and other special items -
Costs related to restructuring actions	17.8	7.1
Costs related to CrowdStrike Holdings, Inc.	—	0.6
Recoveries related to Fisker Inc., net of costs	(0.1)	—
Other	1.0	1.2
Adjusted segment earnings	$59.7	$74.2

Segment margins	2.9%	4.4%

Adjusted segment margins	4.2%	5.0%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Adjusted Segment Earnings

Seating
Net sales	$12,874.6	$13,036.4

Segment earnings	$737.8	$760.0
Costs related to restructuring actions	100.9	83.6
Costs related to CrowdStrike Holdings, Inc.	—	3.1
Impairments related to Fisker Inc., net of recoveries	—	2.3
Recoveries related to Russian operations, net of costs	(1.4)	(1.5)
Other	2.5	11.0
Adjusted segment earnings	$839.8	$858.5

Segment margins	5.7%	5.8%

Adjusted segment margins	6.5%	6.6%

E-Systems
Net sales	$4,395.9	$4,555.0

Segment earnings	$151.7	$188.9
Costs related to restructuring actions	52.7	25.9
Costs related to CrowdStrike Holdings, Inc.	—	0.6
Impairments (recoveries) related to Fisker Inc., net	(1.0)	12.5
Other	5.9	5.6
Adjusted segment earnings	$209.3	$233.5

Segment margins	3.5%	4.1%

Adjusted segment margins	4.8%	5.1%